Exhibit 1.01

CONFLICT MINERALS REPORT

EARGO, INC.

This Conflict Minerals Report (“CMR”) has been prepared by Eargo, Inc. (herein referred to, collectively with its consolidated subsidiaries, alternatively, as “Eargo,” “we,” “our” and “us”). This CMR for the reporting period January 1, 2022 to December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended relating to “conflict minerals” (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement the reporting and disclosure requirements relating to Conflict Minerals in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain “conflict minerals” that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, and tungsten.

To comply with the Rule, we conducted a good faith, reasonable country of origin inquiry (“RCOI”) and due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (as defined in Section 1, Item 1.01(d)(1) of Form SD) (collectively, “Covered Countries” and, individually, a “Covered Country”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) (“Armed Groups”) in any of these countries.

Pursuant to guidance issued by the SEC’s Division of Corporation Finance on April 29, 2014 and the SEC order issued May 2, 2014, Eargo is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein. Furthermore, given that Eargo has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

Company Overview and Description of Products Covered by this Report.

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.

Eargo offers a variety of virtually invisible, rechargeable, completely in-the-canal, FDA-regulated hearing aids indicated to compensate for mild to moderate hearing loss (collectively, our “Products”).

We currently rely on a limited number of contract manufacturers for our Products, including a primary manufacturer in Asia. In addition, we rely on several third-party suppliers for the components used in our hearing aids, including semiconductor components, such as integrated circuits, as well as batteries, microphones and receivers throughout the world.

Reasonable Country of Origin Inquiry

Our RCOI consisted of the following activities: (a) identification of relevant suppliers; (b) collection of data and information from those suppliers; (c) review and assessment of the data and information collected; and (d) determination of whether further due diligence is required.

For calendar year 2022, we identified four Tier 1 suppliers as in-scope for Conflict Mineral regulatory purposes. We then engaged Source Intelligence, an internationally known expert on responsible sourcing and provider of RCOI services (“Source Intelligence”). The RCOI process followed by Source Intelligence is described further below. Despite having conducted a good faith RCOI through Source Intelligence, we were unable to determine with reasonable assurance the source of all the necessary Conflict Minerals contained in all our Products.

RCOI Process Utilized by Source Intelligence

Use of CMRT

To complete the RCOI required by the Rule, Source Intelligence engaged with Eargo’s suppliers to collect information about the presence and sourcing of tantalum, tin, tungsten and gold (“3TG”) used in the products and components supplied to Eargo in order to manufacture the Products. The program utilized the Conflict Minerals Reporting Template (“CMRT”) developed by Conflict-Free Sourcing Initiative (“CFSI”) for data collection. Only CMRT’s version 6.22 or higher were accepted in this process. Suppliers were offered two options to submit the required information, either by uploading the CMRT in MS Excel format or by completing an online survey version of this template directly in the Source Intelligence platform. In certain cases, if a supplier was unable to complete the survey on the platform, Eargo or Source Intelligence uploaded the CMRT on its behalf.

Supplier Engagement

Eargo provided Source Intelligence with at least one method of contact for each Tier 1 supplier designated as in-scope (email address and telephone number). Email was the preferred method of communication. The RCOI began with an introduction email from Eargo to suppliers describing the Conflict Minerals Compliance Program requirements and identifying Source Intelligence as a partner in the process. Following that introductory email, Source Intelligence sent an email to suppliers containing a registration and survey request link for the online data collection platform.

Following the initial introductions to the program and information request, up to 5 reminder emails were sent to each non-responsive supplier requesting survey completion.

Escalation

If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Eargo. Specifically, Eargo contacted these suppliers by email to request their participation in the program. Source Intelligence followed up with an email in a timely manner.

New Information Cut-off

In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of March 31, 2023 to provide information about the metal processors present in their supply chains for the 2022 calendar year.

Information Requested

Tier 1 suppliers were asked to provide information regarding the sourcing of their materials, with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Tier 1 suppliers who had already performed a RCOI through the use of the CMRT were asked to either upload this document into the Source Intelligence system or to provide this information in the online survey.

Eargo chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e., company, product or user-defined, although the declaration scope had to be specified.

Tier 1 suppliers were requested to provide an electronic signature before submitting their data to Eargo to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data.

Quality Assurance

Supplier responses were evaluated by Source Intelligence for plausibility, consistency, and gaps. If any of the below “quality control” flags were raised, suppliers were automatically contacted by the Source Intelligence platform on a bi-weekly basis up to 3 contacts.

•	One or more SORs were listed for an unused metal;

•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;

•	Supplier answered yes to sourcing from a Covered Country, but none of the SORs listed are known to source from the region;

•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•	Supplier indicated they have not provided all applicable SOR information received; or

•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

RCOI Results and Determinations

The response rate among the Company’s Tier 1 suppliers was 100%, each of whom indicated one or more 3TG as necessary to the functionality or production of the products they supply to Eargo and its contract manufacturers. Based on Source Intelligence’s smelter/refiner database, there was an indication of sourcing from a Covered Country for 45 out of 217 verified smelters/refiners.

Source Intelligence Review of Covered Countries Sourcing Indications

For those supply chains with SORs that are known or thought to be sourcing from a Covered Country, additional investigation is needed to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. Source Intelligence has become an official vendor member of the CFSI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides Source Intelligence access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, CFSI Stakeholders Call, and CFSI Plenary.

If the SOR is not certified by these internationally recognized schemes, Source Intelligence attempts to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes the following: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by Source Intelligence to SORs to gather information on mine country of origin and sourcing practices.

Due Diligence Results

Based on the information obtained pursuant to the due diligence process described above, Eargo does not have sufficient information to reach a conclusion as to all sources of the Conflict Minerals necessary to the functionality of its Products. We are unable to connect specific smelters for all of the materials contained in our Products and are therefore unable to identify and disclose the facilities that processed the necessary Conflict Minerals or determine the country of origin of the necessary Conflict Minerals contained in all our Products. We are also unable to determine whether the necessary Conflict Minerals financed or benefited Armed Groups in the Covered Countries.

However, we also have not identified any information indicating that the Conflict Minerals that are necessary to the functionality or production of our Products that we contracted to manufacture during calendar year 2022 directly or indirectly financed or benefitted any Armed Groups in the Covered Countries.

Our supply chain is complex, and there are multiple tiers between the Company and the mines where minerals originate. We do not purchase Conflict Minerals directly from mines, smelters or refiners, and tracing these minerals to their sources is a challenge that requires us to rely on our suppliers to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals.

Steps to be Taken to Mitigate Risk

Eargo intends to continue undertaking the following steps to mitigate the risk that the Conflict Minerals necessary to the functionality of its Products benefit Armed Groups in the Covered Countries, including taking the additional due diligence steps noted below:

•

continue to improve our processes in order to obtain additional information on a Product level from our suppliers to confirm from such suppliers that the necessary Conflict Minerals contained in the products or materials they supply to us either do not benefit Armed Groups in the Covered Countries or that they obtain a conflict-free source for such Conflict Minerals;

•	re-certify the source of Conflict Minerals used by our existing suppliers and certify the source of Conflict Minerals used by new suppliers annually; and

•	work to improve due diligence data accuracy and completion and develop transparency of the upstream chain of custody of necessary Conflict Minerals in our supply chain.

FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act. Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Forward-looking statements in this Conflict Minerals Report include statements regarding future due diligence steps Eargo intends to take relating to Conflict Minerals. By their nature, all forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from those contemplated by the forward-looking statements. Factors that could materially affect Eargo’s ability to complete intended due diligence steps include an inability to complete sourcing of necessary raw materials and components, procurement savings and productivity changes, the timely cooperation by and accuracy of our suppliers in our due diligence efforts, our ability to identify and mitigate related risks in our supply chain, future legal and regulatory developments relating to Conflict Minerals and other factors which are identified in Eargo’s press releases, shareholder communications and SEC filings, including Eargo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLE 1

Smelter/Refiner Disclosure

Set forth below are the known SORs that processed the 3TG materials present in our manufactured products and the possible countries of origin of such 3TG materials. Eargo’s efforts to determine the mine or location of origin of these 3TGs are described above in this Conflict Minerals Report.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RJC, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	8853 S.p.A.	CID002763	Italy
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	LBMA, RMAP
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	LBMA, RMAP
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	RMAP
Tin	Metallic Resources, Inc.	CID001142	United States	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Gold	Advanced Chemical Company	CID000015	United States	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	LBMA, RJC, RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RJC, RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Gold	Metalor Technologies S.A.	CID001153	Switzerland	LBMA, RJC, RMAP
Tungsten	ACL Metais Eireli	CID002833	Brazil	RMAP - Active
Gold	Metalor USA Refining Corporation	CID001157	United States	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	LBMA, RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMAP
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMAP
Gold	Geib Refining Corporation	CID002459	United States	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMAP
Tungsten	Moliren Ltd.	CID002845	Russian Federation	RMAP - Active
Gold	L’Orfebre S.A.	CID002762	Andorra	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	RMAP
Gold	SAAMP	CID002761	France	RJC, RMAP
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	LBMA, RJC, RMAP
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Tin	Minsur	CID001182	Peru	RMAP
Tin	Alpha	CID000292	United States	RMAP
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMAP
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	LBMA, RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	LBMA, RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	LBMA, RMAP
Tantalum	NPM Silmet AS	CID001200	Estonia	RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	LBMA, RMAP
Gold	T.C.A S.p.A	CID002580	Italy	LBMA, RMAP
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	LBMA, RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMAP
Gold	Asahi Pretec Corp.	CID000082	Japan	LBMA, RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Bangalore Refinery	CID002863	India	RMAP
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	LBMA, RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tantalum	TANIOBIS GmbH	CID002545	Germany	RMAP
Gold	Aurubis AG	CID000113	Germany	LBMA, RMAP
Tungsten	Niagara Refining LLC	CID002589	United States	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Tantalum	Telex Metals	CID001891	United States	RMAP
Tin	Thaisarco	CID001898	Thailand	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	LBMA, RMAP
Tin	PT Bangka Serumpun	CID003205	Indonesia	RMAP
Tin	Tin Technology & Refining	CID003325	United States	RMAP
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	LBMA, RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	RMAP
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	RMAP
Gold	Heimerle + Meule GmbH	CID000694	Germany	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	LBMA, RJC, RMAP
Gold	Boliden AB	CID000157	Sweden	LBMA, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	LBMA, RMAP
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	RMAP
Gold	Torecom	CID001955	Korea, Republic of	RMAP
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam	RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	LBMA, RJC, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMAP
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	LBMA, RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Gold	PAMP S.A.	CID001352	Switzerland	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Gold	Chimet S.p.A.	CID000233	Italy	LBMA, RMAP
Gold	Valcambi S.A.	CID002003	Switzerland	LBMA, RJC, RMAP
Tin	China Tin Group Co., Ltd.	CID001070	China	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	LBMA, RMAP
Gold	Chugai Mining	CID000264	Japan	RMAP
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	LBMA, RMAP
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	RMAP
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMAP
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	LBMA, RMAP
Tin	PT Bukit Timah	CID001428	Indonesia	RMAP
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	RMAP
Gold	Istanbul Gold Refinery	CID000814	Turkey	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMAP
Gold	Italpreziosi	CID002765	Italy	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMAP
Tin	CRM Synergies	CID003524	Spain	RMAP
Gold	Japan Mint	CID000823	Japan	LBMA, RMAP
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMAP
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMAP
Tin	PT Prima Timah Utama	CID001458	Indonesia	RMAP
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	RMAP
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	RMAP
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMAP
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	RMAP
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	RMAP
Tantalum	D Block Metals, LLC	CID002504	United States	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China	RMAP
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	RMAP
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMAP
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMAP
Gold	PX Precinox S.A.	CID001498	Switzerland	LBMA, RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMAP
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMAP
Tantalum	QuantumClean	CID001508	United States	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Gold	NH Recytech Company	CID003189	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMAP
Gold	Asahi Refining USA Inc.	CID000920	United States	LBMA, RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMAP
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	RMAP
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	LBMA, RMAP
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMAP
Tin	Yunnan Tin Company Limited	CID002180	China	RMAP
Gold	Kazzinc	CID000957	Kazakhstan	LBMA, RMAP
Gold	Royal Canadian Mint	CID001534	Canada	LBMA, RMAP
Tin	Rui Da Hung	CID001539	Taiwan	RMAP
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	RMAP
Tantalum	KEMET de Mexico	CID002539	Mexico	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMAP
Tungsten	Kennametal Fallon	CID000966	United States	RMAP
Tungsten	Kennametal Huntsville	CID000105	United States	RMAP
Gold	Safimet S.p.A	CID002973	Italy
Gold	SAFINA A.S.	CID002290	Czech Republic	RMAP
Gold	Kennecott Utah Copper LLC	CID000969	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMAP
Gold	Dowa	CID000401	Japan	RMAP
Tin	Dowa	CID000402	Japan	RMAP
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	RMAP
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	LBMA, RMAP
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	LBMA, RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	RMAP
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	LBMA, RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMAP
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	RMAP
Tin	EM Vinto	CID000438	Bolivia	RMAP
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMAP
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	LBMA, RMAP
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	LBMA, RMAP
Tantalum	AMG Brasil	CID001076	Brazil	RMAP
Tin	Fenix Metals	CID000468	Poland	RMAP
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMAP
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	LBMA, RMAP
Gold	Materion	CID001113	United States	RMAP